Exhibit 4.4

LIMITED CONSENT, WAIVER AND FIRST AMENDMENT

This LIMITED CONSENT, WAIVER, AND FIRST AMENDMENT (“Consent”) is entered into as of July 16, 2007, by and among BROOKE CREDIT CORPORATION, a Kansas corporation (the “Company”), and FALCON MEZZANINE PARTNERS II, LP, FMP II CO-INVESTMENT, LLC and JZ EQUITY PARTNERS PLC (collectively, the “Purchasers”).

RECITALS

WHEREAS, the Company and the Purchasers are parties to a certain Note and Warrant Purchase Agreement dated as of October 31, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”) whereby Purchasers purchased Senior Secured Notes due April 30, 2013 in the aggregate principal amount of $45,000,000 and certain Warrants for Common Stock of the Company (the “Warrants”) pursuant to the terms of the Agreement;

WHEREAS, on April 30, 2007 the Company entered into that certain Amended and Restated Agreement and Plan of Merger by and among Oakmont Acquisition Corporation, a Delaware corporation (“Oakmont”), Brooke Corporation, a Kansas corporation, and the Company (the “Merger Agreement”), attached hereto as Exhibit A, whereby the Company agreed, subject to certain consents and approvals, to merge into Oakmont (the “Merger”). Oakmont will be the surviving corporation (the “Surviving Company”) of the Merger. The Surviving Company has agreed, pursuant to Section 1.6(a) of the Merger Agreement, to assume all the Warrants;

WHEREAS, the Company expects that, after giving effect to the Merger, the fully diluted equity of the Surviving Company will be as set forth in Exhibit B to this Consent;

WHEREAS, the Company expects that, immediately prior to the effective time of the Merger, Oakmont’s will have assets and liabilities substantially as set forth on the balance sheet attached as Exhibit C to this Consent;

WHEREAS, after giving effect to the Merger, the form of registration rights agreement (the “Registration Rights Agreement”) of the Purchasers in respect of the Surviving Company will be as set forth in Exhibit D to this Consent;

WHEREAS, pursuant to Section 6.7 and Section 7.9 of the Merger Agreement, this Consent is required as condition precedent and shall be delivered to the Surviving Company to effect the Merger; and

NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the Agreement, the Warrants, and this Consent, the Purchasers agree to waive certain provisions of the Agreement and the Warrants solely to the extent necessary to permit the Merger Transactions.

The Purchasers and Company have executed this instrument the day and year set forth above.

FALCON MEZZANINE PARTNERS II, LP

By: Falcon Mezzanine Investments II, LLC,

Its General Partner

Name: William J. Kennedy, Jr.

Title: Managing Director

FMP II CO-INVESTMENT, LLC

Name: William J. Kennedy, Jr.

Title: Managing Director

JZ EQUITY PARTNERSHIP PLC

Name: David W. Zalnick

Title: Investment Advisor/Authorized Signatory

BROOKE CREDIT CORPORATION

Name: Michael Lowry

Title: President and Chief Executive Officer

BROOKE CORPORATION

Name: Anita Larson

Title: President and Chief Executive Officer

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of July 18, 2007, among Brooke Credit Corporation (formerly known as Oakmont Acquisition Corp.), a Delaware corporation (the “Company”), Brooke Corporation (“Parent”), and, solely for purposes of Section 4.c. in their respective capacities as parties to the Other Registration Rights Agreements (as defined in Section 4.c.), the various parties identified as “Other Holders” on the signature pages hereto.

WHEREAS, the parties have agreed to enter into this Agreement in connection with, and as a condition to the Closing under, the Amended and Restated Agreement and Plan of Merger, dated as of April 30, 2007, by and among the Company, Brooke Credit Corporation (“Brooke Credit”), a Kansas corporation, and Parent (the “Merger Agreement);

WHEREAS, pursuant to the Merger Agreement Brooke Credit, a subsidiary of Parent, has merged with and into Oakmont Acquisition Corp. with Oakmont Acquisition Corp. remaining as the surviving corporation and changing its name to Brooke Credit Corporation; and

WHEREAS, pursuant to the Merger Agreement and concurrently with the execution of this Agreement, Parent is acquiring from the Company shares of the Company’s common stock, par value $0.01 per share (“Common Stock”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and Parent agree as follows:

1. Definitions. In addition to the terms defined elsewhere in this Agreement, (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Merger Agreement, and (b) the following terms have the meanings indicated:

“Business Day” means any day except Saturday, Sunday and any day on which banking institutions in New York City are authorized or required by law or other governmental action to close.

“Commission” means the U.S. Securities and Exchange Commission.

“Demand Registration Statement” means a Registration Statement filed or to be filed pursuant to Section 2 or pursuant to a written Holder Request pursuant to Section 3.

“Holder” means any holder, from time to time, of Registrable Securities, including Parent, any of its Affiliates, and any of their transferees.

“Holder Request” means a request from Holders that in the aggregate possess a majority of the Registrable Securities outstanding as of the date of such request, that such Holders intend to engage in an underwritten offering of Registrable Securities.

“Losses” means any and all damages, fines, penalties, deficiencies, liabilities, claims, losses (including loss of value), judgments, awards, settlements, taxes, actions,

FALCON MEZZANINE PARTNERS II, LP

Name:

Title: President

JZ EQUITY PARTNERS PLC

Name:

Title:

FMP II CO-INVESTMENT, LLC

Name:

Title: Vice President

AMENDMENT NO.1 TO NOTE AND WARRANT PURCHASE AGREEMENT

This Amendment No.1 to Note and Warrant Purchase Agreement, effective as of March 30, 2007 (this “Amendment”), is entered into by and among BROOKE CREDIT CORPORATION, a Kansas corporation (the “Company”), FALCON MEZZANINE PARTNERS II, LP, a Delaware limited partnership, FMP II CO-INVESTMENT, LLC, a Delaware limited liability company and JZ EQUITY PARTNERS PLC, a public limited liability company incorporated in England and Wales under the Companies Act (1985) (collectively, the “Purchasers”).

RECITALS

A. The Company and the Purchasers are parties to that certain Note and Warrant Purchase Agreement dated as of October 31, 2006 (as amended, restated, supplemented or otherwise modified and in effect from time to time hereafter, the “Purchase Agreement”), pursuant to which the Company has sold certain Notes and Warrants to the Purchasers.

B. The Company has advised the Purchasers that it and certain of its Affiliates have entered into the Fifth Third Receivables Financing Agreement (as hereinafter defined) and certain loan documentation related thereto.

C. The Company requests that the Purchasers consent to the Company and its Affiliates entering into the Fifth Third Receivables Financing Agreement (as hereinafter defined) and certain loan documentation related thereto.

D. The Purchasers have agreed to consent to the Company and its Affiliates entering into the Fifth Third Receivables Financing Agreement (as hereinafter defined) and all loan documentation related thereto.

E. In addition to such consent and as a condition precedent thereto, the Company and the Purchasers have agreed to amend the Purchase Agreement to the extent set forth herein and subject to the terms and conditions set forth in this Amendment.

F. This Amendment shall constitute a Purchaser Document and these Recitals shall be construed as part of this Amendment. Capitalized terms used herein not otherwise defined shall have the meaning assigned to such term in the Purchase Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. A new Section 6.17 entitled “Fifth Third Reporting Requirements” shall be inserted immediately after Section 6.16 entitled “Refinancing of Indebtedness for Borrowed Money,” as follows:

“Section 6.17 Fifth Third Reporting Requirements. Notwithstanding any provision herein to the contrary (including but not limited to Section 6.1 G) and Section 6.11 hereof), the Company shall direct the Fifth Third Servicer to add the Purchasers to the appropriate.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered to be effective as of the day and year first above written.

BROOKE CREDIT CORPORATION

Name:

Title:

FALCON MEZZANINE PARTNERS II, LP

By: Falcon Mezzanine Investments II, LLC, a Delaware limited liability company, its General Partner

Name:

Title:

FMP II CO·INVESTMENT, LLC

Name:

Title:

JZ EQUITY PARTNERS PLC

Name:

Title:

NEGATIVE PLEDGE AGREEMENT

This NEGATIVE PLEDGE AGREEMENT (this “Agreement”), dated as of July _, 2007, is entered into by and between BROOKE WAREHOUSE FUNDING, LLC, a Delaware limited liability company (“BWF”), BROOKE CREDIT CORPORATION, a Kansas Corporation (the “Company”), FALCON MEZZANINE PARTNERS II, LP, a Delaware limited partnership (“Falcon”), FMP II CO-INVESTMENT, LLC, a Delaware limited liability company (“FMP”) and JZ EQUITY PARTNERS PLC, a public limited liability company incorporated in England and Wales under the Companies Act (1985) (“JZEP”) (Falcon and FMP, together with JZEP, collectively, the “Purchasers”).

RECITALS:

WHEREAS, the Company entered into that certain Note and Warrant Purchase Agreement dated as of October 31, 2006, as amended by that certain Amendment No.1 to Note and Warrant Purchase Agreement dated as of even date herewith (“Amendment No. I”) (the same, as it may be amended, restated, supplemented or otherwise modified and in effect from time to time, the “Purchase Agreement”) with each of the Purchasers, which provides for the purchase by the Purchasers of Senior Secured Notes (the “Notes”) and Warrants to purchase Common Stock of the Company (the “Warrants”) on the terms and conditions set forth therein (the Notes, together with all other “Obligations” as such term is defined in the Purchase Agreement, are collectively referred to herein as the “Obligations”); and

WHEREAS, Purchasers have received a pledge by the Company of all of its outstanding Capital Stock of certain of its Subsidiaries (including BWF) pursuant to a Pledge Agreement dated as of October 31,2006 (the “Pledge Agreement”), together with a valid and perfected first priority security interest in certain assets of the Company; and

WHEREAS, the Company and the Purchasers desire to enter into Amendment No. 1 in connection with the request of the Company to obtain the consent of the Purchasers relative to the execution and delivery by the Company and certain of its Affiliates of the Fifth Third Receivables Financing Agreement (as defined in Amendment No.1); and

WHEREAS, the Purchasers have agreed to consent to the execution and delivery by the Company and certain of its Affiliates of the Fifth Third Receivables Financing Agreement and all loan documentation related thereto; and

WHEREAS, in addition to such consent and as a condition precedent to the execution and delivery of Amendment No.1, the Company, BWF and the Purchasers have agreed to enter into this Agreement; and

WHEREAS, in addition to the execution and delivery of Amendment No.1, the Company and BWF have agreed to execute and deliver an agreement to confirm that all equity interests of Brooke Acceptance Company 2007-1 LLC, a Delaware limited liability company owned by BWF listed on Exhibit A annexed hereto (the “Equity Interests”) will remain free and

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day first above written.

COMPANY:

BROOKE CREDIT CORPORATION

Name: Michael S. Lowry

Title: President and Chief Executive Officer

BWF:

BROOKE WAREHOUSE FUNDING, LLC

Name: Michael S. Lowry

Title: President and Chief Executive Officer

PURCHASERS:

FALCON MEZZANINE PARTNERS, LP,

a Delaware limited partnership

By: Falcon Mezzanine Investments, II, LLC, a Delaware limited liability company, its General Partner

Name: William J. Kennedy Jr.

Title: Managing Director

FMP II CO-INVESTMENT, LLC,

Name: William J. Kennedy Jr.

Title: Managing Director

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Joinder”) is executed as of July 13, 2007 by TITAN LENDING GROUP, INC., a Delaware corporation (“Joining Party”), and delivered to FMP AGENCY SERVICES, LLC, a Delaware limited liability company, as collateral agent (together with any successor “Collateral Agent”) for the benefit of the Secured Creditors (as defined below). Except as otherwise defined herein, capitalized terms used herein and defined in the Purchase Agreement (as defined below) shall be used herein as therein defined.

WITNESSETH

WHEREAS, Brooke Credit Corporation (“Company”), Brooke Corporation (“Parent”), Falcon Mezzanine Partners II, LP, FMP II Co-Investment, LLC, JZ Equity Partners PLC (collectively, the “Purchasers”) and Collateral Agent have entered into a Note and Warrant Purchase Agreement, dated as of October 31, 2006 (as amended, modified, restated and/or supplemented from time to time, the “Purchase Agreement”), whereby Company issued and sold to the Purchasers for cash Senior Secured Notes (as defined therein) in the principal amount of $45,000,000 and Warrants (as defined therein) to purchase Common Stock of the Company (the Purchasers and Collateral Agent are herein called the “Secured Creditors”);

WHEREAS, the Joining Party is a direct Subsidiary of the Company and desires, or is required pursuant to the provisions of the Purchase Agreement, to become an Additional Grantor under and as defined in the Security Agreement (an “Additional Grantor”).

WHEREAS, the Joining Party will obtain benefits from the purchase of Senior Secured Notes for the account of the Company pursuant to the Purchase Agreement;

NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to the Joining Party, the receipt and sufficiency of which are hereby acknowledged, the Joining Party hereby makes the following representations and warranties to the Secured Creditors and hereby covenants and agrees with each Secured Creditor as follows:

NOW, THEREFORE, the Joining Party agrees as follows:

1. By this Joinder, the Joining Party becomes an Additional Grantor for all purposes under the Security Agreement, pursuant to Section 4.1 thereof.

2. The Joining Party agrees that, upon its execution hereof, it will become an Additional Grantor under the Security Agreement, and will be bound by all terms, conditions and duties applicable to an Additional Grantor under the Security Agreement. Without limitation of the foregoing and in furtherance thereof, as security for the due and punctual payment of the Obligations (as defined in the Purchase Agreement), the Joining Party hereby assigns and transfers unto the Collateral Agent for the benefit of the Secured Creditors and hereby pledges and grants to the Collateral Agent for the benefit of the Secured Creditors, a continuing security

IN WITNESS WHEREOF, the Joining Party has caused this Joinder to be duly executed as of the date first above written.

TITAN LENDING GROUP, INC.

Name: Michael Lowry

Title: Chief Executive Officer

Accepted and Acknowledged by:

FMP AGENCY SERVICES, LLC as Collateral Agent

Name:

Title:

Name:

Title: